UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 16, 2007

Nephros, Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number:  001-32288

Delaware	13-3971809
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3960 Broadway, New York, New York 10032
(Address of Principal Executive Offices)
(Zip Code)

(212) 781-5113
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(A)  Previous Independent Registered Public Accounting Firm

(i)  On July 16, 2007, the Audit Committee of the Board of Directors of Nephros, Inc. (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm, effective immediately.

(ii)  Except as noted in the next sentence, the audit reports of Deloitte & Touche on the Company’s consolidated financial statements for the fiscal years ended December 31, 2006 and December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.  The reports of Deloitte & Touche on the Company’s consolidated financial statements for the fiscal years ended December 31, 2006 and December 31, 2005 included an explanatory paragraph that noted substantial doubt about the Company’s ability to continue as a going concern.

(iii)  (a)  During the two most recent fiscal years and the interim period through July 16, 2007, there have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

       (b)  During the fiscal years ended December 31, 2006 and December 31, 2005, and the interim period through July 16, 2007, there were no events reportable pursuant to Item 304(a)(1)(iv)(B) of Regulation S-B promulgated by the Securities and Exchange Commission (“SEC”), except that prior to the filing of the Company’s Form 10-KSB for the fiscal years ended December 31, 2006 and December 31, 2005, Deloitte & Touche and management advised the Company’s Audit Committee of a material weakness in internal control over financial reporting as of December 31, 2006 and December 31, 2005, respectively. For further discussion of these material weaknesses, please refer to Item 8A of the Company’s Form 10-KSB filings for the fiscal years ended December 31, 2006 and December 31, 2005.

(iv)  The decision to dismiss Deloitte & Touche was recommended and approved by the Audit Committee of the Company’s Board of Directors.  The Company has authorized Deloitte & Touche to respond fully to inquiries of the successor accountant concerning the subject matter of the material weakness.

(v)  The Company has requested that Deloitte & Touche furnish a letter addressed to the SEC stating whether it agrees with the statements made above and, if not, stating the respects in which it does not agree. A copy of this letter is attached as Exhibit 16.1 to this Form 8-K.

(B)  New Independent Registered Public Accounting Firm

(i)  On July 16, 2007, the Audit Committee engaged Rothstein Kass & Company, P.C. (“Rothstein Kass”), effective immediately, as the Company’s new independent registered public accounting firm. The engagement of Rothstein Kass was approved by the Audit Committee of the Company’s Board of Directors.

(ii)  During the Company’s two most recent fiscal years and through July 16, 2007, the Company did not consult with Rothstein Kass regarding either the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue.  During the Company’s two most recent fiscal years and through July16, 2007, the Company has not consulted with Rothstein Kass regarding any of the matters or events reportable pursuant to Item 304(a)(1)(iv)(B) of Regulation S-B.

Item 8.01 Other Events.

On July 20, 2007, the Company issued a press release announcing the dismissal of Deloitte & Touche and the engagement of Rothstein Kass.  The full text of this press release is attached hereto as Exhibit 99.1.  The information in this Item 8.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from Deloitte & Touche LLP to the SEC, dated as of July 19, 2007

99.1	Press release issued by Nephros, Inc. dated July 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 20, 2007

                                                                                          NEPHROS, INC.

                                                                                       By: /s/ Mark W. Lerner
              Mark W. Lerner
              Chief Financial Officer
              (Principal Financial and Accounting Officer)